certification

Brian Curley , Principal Executive Officer, and Rich Gleason, Principal Financial Officer of Northern Lights Fund Trust III (the “Registrant”), each certify to the best of his knowledge that:

1.       The Registrant’s periodic report on Form N-CSR for the period ended March 31, 2024 (the “Form N-CSR”) fully complies with the requirements of Sections 13(a) or Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.       The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer/President                              Principal Financial Officer/Treasurer

Northern Lights Fund Trust III                                        Northern Lights Fund Trust III

/s/ Brian Curley                                                            /s/ Rich Gleason

Brian Curley                                                                 Rich Gleason

Date: 6/07/24                                                                Date: 6/07/24

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Northern Lights Funds Trust III and will be retained by Northern Lights Fund Trust III and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.